SECOND SUPPLEMENTAL INDENTURE,  dated as of June 29, 1999 (the
"Second Supplemental Indenture"), among PLATINUM technology International, inc. (formerly PLATINUM technology, inc.), a Delaware corporation (the "Company"), PLATINUM technology Operating, inc., a Delaware corporation ("Platinum Operating"), PLATINUM technology IP, inc., a Delaware corporation ("Platinum IP"), COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("Computer Associates"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association (the "Trustee"), as Trustee under the Indenture referred to below. Capitalized terms used and not defined in this Second Supplemental Indenture are used in this Second Supplemental Indenture as defined in the Indenture.

                  WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of November 18, 1996, as supplemented by the Supplemental Indenture, dated as of January 1, 1999, among the Company, Platinum Operating, Platinum IP and the Trustee (as so supplemented, the "Indenture"), relating to $100,000,000 of the Company's 6-3/4% Convertible Subordinated Notes Due 2001;

                  WHEREAS, Computer Associates, its wholly owned subsidiary, HardMetal, Inc. ("HardMetal"), and the Company have entered into an Agreement and Plan of Merger, dated as of March 29, 1999 (the "Merger Agreement"), pursuant to which, among other things, (i) HardMetal shall be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Computer Associates, and (ii) at the effective time of the Merger, all of the outstanding shares of common stock, par value $.001 per share (the "Shares"), of the Company (other than Shares owned by Computer Associates, HardMetal or any Subsidiary of either of them or held by the Company as treasury stock (which shall be canceled) or by stockholders exercising appraisal rights under the Delaware General Corporation
Law) will be converted into the right to receive $29.25 in cash for each Share, without interest;

                  WHEREAS,   Section  5.1  of  the  Indenture   permits  another
corporation to merge with and into the Company provided certain terms and conditions are satisfied;

                  WHEREAS, Section 12.6 of the Indenture provides in relevant part that, upon the merger of any other Person with or into the Company, the Company shall, as a condition precedent to such merger, execute and deliver to the Trustee a supplemental indenture providing Holders with certain continuing conversion rights;

                  WHEREAS, the Company and Computer Associates desire to execute this Second Supplemental Indenture pursuant to Section 12.6 of the Indenture to provide for continuing conversion rights of the Holders in connection with the Merger;

                  WHEREAS, the Company has furnished the Trustee with an Officer's Certificate and an Opinion of Counsel relating to the Second Supplemental Indenture as required by Sections 5.1 and 12.6 of the Indenture; and

                  WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement of the Indenture have been satisfied.

                  NOW, THEREFORE, each party hereto, for the benefit of the other parties hereto and the equal and proportionate benefit of the Holders, is executing and delivering this Second Supplemental Indenture and hereby agrees as follows:

                                   ARTICLE ONE

                            Assumption of Obligations

                  SECTION 1. Computer Associates hereby assumes as a joint and several obligor with the Company, Platinum Operating and Platinum IP, from and after the Effective Time (as defined below), the due and punctual payment of the principal of and interest on all of the Securities and the performance of all of the other obligations of the Company, Platinum Operating and Platinum IP in connection with the Securities and the Indenture.

                  SECTION 2. Computer Associates, the Company, Platinum Operating and Platinum IP, from and after the Effective Time, by virtue of the assumption by Computer Associates, as set forth in Section 1 of this Article One, and the delivery of this Second Supplemental Indenture, shall be joint and several obligors under the Indenture.

                                   ARTICLE TWO

                                   Definitions

                  SECTION 1. The following terms shall be added to Section 1.1 of the Indenture in their respective appropriate alphabetical places:

                           "Computer   Associates"  means  Computer   Associates
         International, Inc., a Delaware corporation, and shall include its successors and assigns.

            "Effective Time" means the effective time of the Merger.

                           "Merger"  means the  merger  of  HardMetal,  Inc.,  a
         Delaware corporation and a wholly owned subsidiary of Computer Associates, with and into the Company, with the Company continuing as the surviving corporation, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 29, 1999, among the Company, Computer Associates and HardMetal, Inc.



                                  ARTICLE THREE

                      Continuation of Conversion Privilege


                SECTION 1. As a result of the Merger, without any action on the part of any Holders and in accordance with the provisions of Section 12.6 of the Indenture, from and after the Effective Time and during the period such Securities shall be convertible as specified in Section 12.1 of the Indenture, the Holder of each $1,000 principal amount of Securities then outstanding shall have the right to convert such Securities only into cash in an amount equal to $29.25 multiplied by the number of shares of Common Stock into which such Security might have been converted immediately prior to the Merger.

                                  ARTICLE FOUR

                                  Miscellaneous

                  SECTION 1. As amended by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and as so supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 2. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of facts herein, all of which are made by the Company, Platinum Operating, Platinum IP and Computer Associates, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity, execution or sufficiency of this Second Supplemental Indenture.

                  SECTION 3. This Second Supplemental Indenture shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto, and (ii) the Effective Time.

                  SECTION 4. This Second Supplemental Indenture shall be governed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the principles of conflicts of law.

                  SECTION 5. This Second Supplemental Indenture may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed.

                                               PLATINUM               technology
                                               International, inc.


                                               By:
                                                  Name:
                                                  Title:

                                               PLATINUM  technology   Operating,
                                               inc.


                                               By:
                                                  Name:
                                                  Title:

                                               PLATINUM technology IP, inc.


                                               By:
                                                  Name:
                                                  Title:

                                               COMPUTER ASSOCIATES
                                               INTERNATIONAL, INC.


                                               By:
                                                  Name:
                                                  Title:

                                               AMERICAN NATIONAL BANK AND TRUST
                                               COMPANY OF CHICAGO, AS TRUSTEE


                                               By:
                                                  Name:
                                                  Title: